UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2006

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 28, 2006, KANA Software, Inc. (“KANA”) issued a press release announcing the total revenues, license revenues and certain other information for the quarter ended March 31, 2006, as well as the filing of KANA’s Form 10-Q for the quarter ended March 31, 2006.

This press release is being furnished as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by this reference.

The information in this report, including the exhibit hereto, is furnished pursuant to Item 2.02 of Form 8-K, and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of KANA under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Use of Non-GAAP Financial Information

KANA provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand KANA’s past financial performance and future results, KANA has supplemented its financial results that it provides in accordance with GAAP, with non-GAAP financial measures. The method KANA uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. KANA’s reference to these non-GAAP financial results should be considered in addition to results that are prepared under current accounting standards but should not be considered as a substitute for, or superior to, the financial results that are presented as consistent with GAAP. KANA’s management uses the supplemental non-GAAP financial measures internally to understand, manage and evaluate KANA’s business and make operating decisions. These non-GAAP financial measures are among one of the factors KANA’s management uses in planning for and forecasting future periods. Reconciliation to the nearest GAAP financial measures of the non-GAAP financial measures is included in this press release attached hereto as Exhibit 99.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.01	Press release, dated July 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ John M. Thompson John M. Thompson Chief Financial Officer

Date: August 1, 2006

EXHIBIT INDEX

Number	Description
99.01	Press release, dated July 28, 2006.